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                                   DISTRIBUTION AGREEMENT

Agreement made as of the 20th day of March, 1995, by and between IDS International Fund, Inc. (the "Fund"), a Minnesota corporation, for and on behalf of each class of the Fund and American Express
Financial Advisors Inc., a Delaware corporation.

Part One:  DISTRIBUTION OF SECURITIES

(1) The Fund covenants and agrees that, during the term of this agreement and any renewal or extension, American Express Financial Advisors shall have the exclusive right to act as principal underwriter for the Fund and to offer for sale and to distribute either directly or through any affiliate any and all shares of each class of capital stock issued or to be issued by the Fund.

(2) American Express Financial Advisors hereby covenants and agrees to act as the principal underwriter of each class of capital shares issued and to be issued by the Fund during the period of this agreement and agrees during such period to offer for sale such shares as long as such shares remain available for sale, unless American Express Financial Advisors is unable or unwilling to make such offer for sale or sales or solicitations therefor legally because of any federal, state, provincial or governmental law, rule or agency or for any financial reason.

(3) With respect to the offering for sale and sale of shares of each class to be issued by the Fund, it is mutually understood and agreed that such shares are to be sold on the following terms:

   (a) All sales shall be made by means of an application, and every application shall be subject to acceptance or rejection by the Fund at its principal place of business. Shares are to be sold for cash, payable at the time the application and payment for such shares are received at the principal place of business of the Fund.

   (b) No shares shall be sold at less than the asset value (computed in the manner provided by the currently effective prospectus or Statement of Additional Information and the Investment Company Act of 1940, and rules thereunder). The number of shares or fractional shares to be acquired by each applicant shall be determined by dividing the amount of each accepted application by the public offering price of one share of the capital stock of the appropriate class as of the close of business on the day when the application, together with payment, is received by the Fund at its principal place of business. The computation as to the number of shares and fractional shares shall be carried to three decimal points of one share with the computation being carried to the nearest 1/1000th of a share. If the day of receipt of the application and payment is not a full business day, then the asset value of the share for use in such computation shall be determined as of the close of business on the next succeeding full business day. In the event of a period of emergency, the computation of the asset value for the purpose of determining the number of shares or fractional shares to be acquired by the applicant may be deferred until the close of business on the first full business day following the termination of the period of
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emergency.  A period of emergency shall have the definition given thereto in the Investment Company Act of 1940, and rules thereunder.

(4) The Fund agrees to make prompt and reasonable effort to do any and all things necessary, in the opinion of American Express Financial Advisors, to have and to keep the Fund and the shares properly registered or qualified in all appropriate jurisdictions and, as to shares, in such amounts as American Express Financial Advisors may from time to time designate in order that the Fund's shares may be offered or sold in such jurisdictions.

(5) The Fund agrees that it will furnish American Express Financial Advisors with information with respect to the affairs and accounts of the Fund, and in such form, as American Express Financial Advisors may from time to time reasonably require and further agrees that American Express Financial Advisors, at all reasonable times, shall be permitted to inspect the books and records of the Fund.

(6) American Express Financial Advisors or its agents may prepare or cause to be prepared from time to time circulars, sales literature, broadcast material, publicity data and other advertising material to be used in the sales of shares issued by the Fund, including material which may be deemed to be a prospectus under rules promulgated by the Securities and Exchange Commission (each separate promotional piece is referred to as an "Item of Soliciting Material"). At its option, American Express Financial Advisors may submit any Item of Soliciting Material to the Fund for its prior approval. Unless a particular Item of Soliciting
Material is approved in writing by the Fund prior to its use, American Express Financial Advisors agrees to indemnify the Fund and its directors and officers against any and all claims, demands, liabilities and expenses which the Fund or such persons may incur arising out of or based upon the use of any Item of Soliciting Material. The term "expenses" includes amounts paid in satisfaction of judgments or in settlements. The foregoing right of indemnification shall be in addition to any other rights to which the Fund or any director or officer may be entitled as a matter of law. Notwithstanding the foregoing, such indemnification shall not be deemed to abrogate or diminish in any way any right or claim American Express Financial Advisors may have against the Fund or its officers or directors in connection with the Fund's registration statement, prospectus, Statement of Additional Information or other information furnished by or caused to be furnished by the Fund.

(7) American Express Financial Advisors agrees to submit to the Fund each application for shares immediately after the receipt of such application and payment therefor by American Express Financial Advisors at its principal place or business.

(8) American Express Financial Advisors agrees to cause to be delivered to each person submitting an application a prospectus or circular to be furnished by the Fund in the form required by the applicable federal laws or by the acts or statutes of any applicable state, province or country.
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(9)     The Fund shall have the right to extend to shareholders of each class the right to use the proceeds of any cash dividend paid by the Fund to that shareholder to purchase shares of the same class at the net asset value at the close of business upon the day of purchase, to the extent set forth in the currently effective prospectus or Statement of Additional Information.

(10) Shares of each class issued by the Fund may be offered and sold at their asset value to the shareholders of the same class of other funds in the IDS MUTUAL FUND GROUP who wish to exchange their investments in shares of the other funds in the IDS MUTUAL FUND GROUP to investments in shares of the Fund, to the extent set forth in the currently effective prospectus or Statement of Additional Information, such asset value to be computed as of the close of business on the day of sale of such shares of the Fund.

(11) American Express Financial Advisors and the Fund agree to use their best efforts to conform with all applicable state and federal laws and regulations relating to any rights or obligations under the term of this agreement.

Part Two:  ALLOCATION OF EXPENSES

Except as provided by any other agreements between the parties, American Express Financial Advisors covenants and agrees that during the period of this agreement it will pay or cause or be paid all expenses incurred by American Express Financial Advisors, or any of its affiliates, in the offering for sale or sale of each class of the Fund's shares.

Part Three:  COMPENSATION

(1) It is covenanted and agreed that American Express Financial Advisors shall be paid:

   (i) for a class of shares imposing a front-end sales charge, by the purchasers of Fund shares in an amount equal to the difference between the total amount received upon each sale of shares issued by the Fund and the asset value of such shares at the time of such sale; and

   (ii) for a class of shares imposing a deferred sales charge, by owners of Fund shares at the time the sales charge is imposed in an amount equal to any deferred sales charge, as described in the Fund's prospectus.

Such sums as are received by the Fund shall be received as Agent for American Express Financial Advisors and shall be remitted to American Express Financial Advisors daily as soon as practicable after receipt.

(2) The asset value of any share of each class of the Fund shall be determined in the manner provided by the classes currently effective prospectus and Statement of Additional Information and the Investment Company Act of 1940, and rules thereunder.

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Part Four:  MISCELLANEOUS

(1) American Express Financial Advisors shall be deemed to be an independent contractor and, except as expressly provided or authorized in this agreement, shall have no authority to act for or represent the Fund.

(2) American Express Financial Advisors shall be free to render to others services similar to those rendered under this agreement.

(3) Neither this agreement nor any transaction had pursuant hereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Fund are or may be interested in American Express Financial Advisors as directors, officers, shareholders or otherwise; that directors, officers, shareholders or agents of American Express Financial Advisors are or may be interested in the Fund as directors, officers, shareholders or otherwise; or that American Express Financial Advisors is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither American Express Financial Advisors nor any officer or director of American Express Financial Advisors or any officers or directors of the Fund shall sell to or buy from the Fund any property or security other than a security issued by the Fund, except in accordance with a rule, regulation or order of the federal Securities and Exchange Commission.

(4) For the purposes of this agreement, a "business day" shall have the same meaning as is given to the term in the By-laws of the Fund.

(5) Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the parties to this agreement at each company's principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(6) American Express Financial Advisors agrees that no officer, director or employee of American Express Financial Advisors will deal for or on behalf of the Fund with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

   (a)  Officers, directors and employees of American Express
Financial Advisors from having a financial interest in the Fund or in American Express Financial Advisors.

   (b) The purchase of securities for the Fund, or the sale of securities owned by the Fund, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of American Express Financial Advisors, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

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   (c)  Transactions with the Fund by a broker-dealer affiliate of
American Express Financial Advisors if allowed by rule or order of the Securities and Exchange Commission and if made pursuant to procedures adopted by the Fund's Board of Directors.

(7) American Express Financial Advisors agrees that, except as otherwise provided in this agreement, or as may be permitted consistent with the use of a broker-dealer affiliate of American Express Financial Advisors under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Fund) or other assets by or for the Fund.

Part Five:  TERMINATION

(1) This agreement shall continue from year to year unless and until terminated by American Express Financial Advisors or the Fund, except that such continuance shall be specifically approved at least annually by a vote of a majority of the Board of Directors who are not parties to this agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and by a majority of the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund. As used in this paragraph, the term "interested person" shall have the meaning as set forth in the Investment Company Act of 1940, as amended.

(2)     This agreement may be terminated by American Express
Financial Advisors or the Fund at any time by giving the other party sixty (60) days written notice of such intention to terminate.

(3) This agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, The parties hereto have executed the foregoing agreement on the date and year first above written.

IDS INTERNATIONAL FUND, INC.


By /s/ Leslie L. Ogg
       Leslie L. Ogg
       Vice President


AMERICAN EXPRESS FINANCIAL ADVISORS INC.


By /s/ Janis E. Miller
       Vice President